Amendment No. 1 dated as of June 10, 1997 to the
               Revolving Credit Facility dated as of April 4, 1997


          Reference is made to that certain One Hundred and Sixty Million Dollars ($160,000,000) Revolving Credit Facility, dated as of April 4, 1997 (the "Revolving Credit Facility"), among Trigen Energy Corporation (the "Borrower"), the Societe Generale (the "Issuing Bank and Agent") and the Banks listed on the signature pages thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Revolving Credit Facility.

          The undersigned agree as follows:

          1. The first sentence of Article 1, Section 1.01 of the Revolving Credit Facility is hereby amended to read as follows:

               "The Revolving Credit Facility available to the
          Borrower pursuant to this Agreement is One Hundred Twenty Five Million Dollars ($125,000,000)."

          2.   Article 6, Section 6.01 is hereby amended to add a new subsection
     (j), which reads as follows:

               "Any event of default under Section 6.01(a) of the 364-Day Revolving Credit Facility".

          3. Article 10, Section 10.01 is hereby amended to add the following definition:

               "364-Day Revolving Credit Facility" means the Thirty-Five Million Dollar ($35,000,000) 364-day Revolving Credit Facility dated as of June 10, 1997, among the Borrower, the Issuing Bank and Agent and the Banks listed on the signature pages thereof, as the same may be amended, modified or restated from time to time.

          4. The definition of "Agreement Date" in Article 10, Section 10.1 is restated in its entirety as follows:

               "Agreement Date" means the date set forth on the first page of the Agreement, which is the date the executed copies of the Agreement were deemed delivered by all parties hereto and, accordingly, this Agreement became effective and the Banks first became committed to make the Loans and other extensions of credit contemplated by this Agreement.

          5. Annex A to the Revolving Credit Facility is hereby amended and is restated in its entirety by Annex A hereto.

          6. Whenever and wherever in the Revolving Credit Facility the amount of the Facility is expressed to be One Hundred Sixty Million Dollars ($160,000,000), it shall henceforth be deemed to read as One Hundred Twenty Five Million Dollars ($125,000,000).

          7. On the date hereof, the Borrower is executing and delivering Notes in favor of the Banks which express the principal amount of the Facility as One Hundred Twenty Five Million Dollars ($125,000,000). In exchange, the Issuing Bank and Agent shall cancel and return any Notes which express the principal amount of the Facility as being One Hundred Sixty Million Dollars ($160,000,000).

          8. Except as expressly amended herein (which Amendment shall be effective only in the specific instances and for the specific purposes provided herein) whenever the term "Revolving Credit Facility" or the term "Agreement" is used in the Agreement, and the other Loan Documents it shall be deemed to refer and mean the Revolving Credit Facility, as amended by this Amendment No. 1, and that the same may be subsequently amended or modified from time to time.

          9. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original with the same effect as if the signature thereto and hereto were upon the same instrument.

          10. This Amendment No. 1 and the rights and obligations of the parties hereunder shall be construed in accordance in with and governed by the laws of the State of New York (without giving effect to its choice of law principles other than Section 5-1401 of the General Obligations Law).

          11. This Amendment No. 1 shall be effective on the date first above written.

          IN WITNESS WHEREOF the undersigned have executed this
Amendment No. 1 this           day of June, 1997.



                    TRIGEN ENERGY CORPORATION,
                      Company


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    SOCIETE GENERALE, NEW YORK BRANCH,
                      Issuing Bank and Agent


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    COMPAGNIE FINANCIERE DE CIC ET DE
                      L'UNION EUROPEENNE,
                        Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    UMB BANK, N.A.,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    CREDIT LOCAL DE FRANCE,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________


                    MELLON BANK, N.A.,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________

          IN WITNESS WHEREOF the undersigned have executed this
Amendment No. 1 this           day of June, 1997.



                    THE DAI-ICHI KANGYO BANK, LTD.,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    BANQUE FRANCAISE DU COMMERCE EXTERIEUR,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________

                    CREDIT COMMERCIAL DE FRANCE,
                      Bank


                    By____________________________
                    Title:________________________
                    Name:_________________________